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                                                                   EXHIBIT 10.22

                           Aristo Entertainment, Inc.
                              152 West 57th Street
                                   29th Floor
                            New York, New York 10019


August 22, 1996


Mr. Michael Ricci
President
Film Ventures International, Inc.
11845 Olympic Boulevard
Suite 11845, West Tower
Los Angeles, California 90064

Re: AFMA(R) International Disc Distribution Agreement

Dear Mr. Ricci:

        This letter sets forth the terms of amendment to the AFMA(R) International Disc Distribution Agreement, dated March 18, 1996, between Film Ventures International, Inc. (the "Licensor") and Aristo Entertainment, Inc. (the "Distributor").

Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Distribution Agreement.

        1. Royalty Payments  Distributor shall:

        (a) pay Licensor, upon the execution hereof, the sum of $25,000, and shall pay $25,000 on the 15th of each month thereafter through January 15, 1997 (the "Amendment Term"). Aristo International Corporation, the parent company of the Distributor, hereby undertakes to pay the Licensor, on behalf of the Distributor, the amount due Licensor under this Section 1(a) in the event that Distributor is unable to meet its obligation hereunder; and

        (b) deliver to the Licensor copies of each sales agreement pertaining to the sale of the Picture and shall pay Licensor, within five business days after the receipt thereof of a sum equal to 80% of its Gross Receipts less direct and actual Recoupable Distribution Costs derived from sale of the Picture. Such payment shall be accompanied by a detailed statement setting forth the Distributor's costs that were deducted from the remittance.

        2. Issuance of Shares Distributor shall transfer to the Licensor, within five business days of the execution hereof, 30,000 shares of Common Stock (the "Shares") of Aristo International Corporation (the "Issuer"), the value of which shall be calculated pursuant to